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                                                                      EXHIBIT 8

             [SHEREFF, FRIEDMAN, HOFFMAN & GOODMAN, LLP Letterhead]


                                  July 2, 1996

BY TELECOPY AND MAIL
- --------------------

James Herschlein, Esq.
Kaye, Scholer, Fierman, Hays & Handler
425 Park Avenue
New York, New York 10022

        Re:     B.U.S. Environmental Services, Inc. v. Horsehead
                Resource Development Company, Inc., 96 Civ. 4754 (DC)
                -----------------------------------------------------

Dear Jim:

        In light of recent developments, the above-referenced action has clearly been rendered moot. Horsehead Resource Development Company, Inc.'s tender offer will either be completed and all shares that have been tendered, including your client's, accepted, or the tender offer will be terminated. Given these circumstances, we hereby request that plaintiff immediately file with the Court a stipulation dismissing the action with prejudice and without costs.

                                        Sincerely,

                                        /s/ Andrew J. Levander
                                        -----------------------
                                        Andrew J. Levander

AJL:yc

cc: David Eiseman, Esq. (by telecopy)




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